AMENDMENT NO. 2 TO
 AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of March 21, 2018 (this "Amendment"), between Cartesian, Inc. (f/k/a/ The Management Network Group, Inc.), a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent").

W I T N E S S E T H

WHEREAS, on July 19, 2010, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement, amending and restating the original Rights Agreement entered into by the parties on March 27, 2008 (as amended or modified from time to time, the "Rights Agreement");

WHEREAS, on February 25, 2014, the Company and the Rights Agent entered into Amendment No. 1 to the Rights Agreement;

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger dated as of March 21, 2018 (as amended, supplemented or otherwise modified from time to time, and together with all exhibits and schedules hereto, the "Merger Agreement"), with Cartesian Holdings, LLC, a Delaware limited liability company ("Parent") and Cartesian Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), which provides for, among other things, the acquisition by Merger Sub of shares of Common Stock of the Company in a tender offer (the "Offer") and the merger of Merger Sub with and into the Company (the "Merger");

WHEREAS, Section 27 of the Rights Agreement provides that, for so long as the Rights (as defined in the Rights Agreement) are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights;

WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to amend the Rights Agreement as set forth herein to except the Merger Agreement and the actions and transactions contemplated thereby and effected in connection therewith, including the Offer and the Merger, from the Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company has directed the Rights Agent to amend the Rights Agreement as set forth herein, and the Company and the Rights Agent now desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Subsection (a) of Section 1 of the Rights Agreement is hereby amended by adding the following at the end of subsection (a) of Section 1:

"Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of CHLLC, Merger Sub or any of their respective Subsidiaries, Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the approval, execution, delivery, performance or public announcement of the Merger Agreement, or the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement."

2. Subsection (ll) of Section 1 of the Rights Agreement is hereby amended by adding the following at the end of subsection (ll) of Section 1:

"Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Section 13 Event shall not be deemed to have occurred as a result of the approval, execution, delivery, performance or public announcement of the Merger Agreement, or the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement."

3. Subsection (nn) of Section 1 of the Rights Agreement is hereby amended by adding the following at the end of subsection (nn) of Section 1:

"Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Stock Acquisition Date shall not be deemed to have occurred as a result of the approval, execution, delivery, performance or public announcement of the Merger Agreement, or the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement."

4. Section 1 of the Rights Agreement is hereby amended by adding new subsections (zz), (aaa), (bbb). (ccc) and (ddd) which shall read in their entirety as follows:

(zz) "CHLLC" shall mean Cartesian Holdings, LLC, a Delaware limited liability company.

(aaa) "Merger" shall mean the merger of Merger Sub with and into the Company pursuant to the Merger Agreement.

(bbb) "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 21, 2018 by and among CHLLC, Merger Sub and the Company, including the exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time.

(ccc) "Merger Sub" shall mean Cartesian Holdings, Inc., a Delaware corporation.

(ddd) "Offer" shall mean the tender offer for and acquisition of shares of Common Stock of the Company by Merger Sub pursuant to the Merger Agreement.

5. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
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"Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of or in connection with the approval, execution, delivery, performance or public announcement of the Merger Agreement, or the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement."

6. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

"Notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred as a result of or in connection with the approval, execution, delivery, performance or public announcement of the Merger Agreement, or the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement."

7. Section 30 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

"Nothing in this Agreement shall be construed to give any holder of Rights or a Rights Certificate (and, prior to the Distribution Date, by record holder of the Common Stock) or any other Person any legal or equitable rights, remedies, or claims under this Agreement by virtue of the approval, execution, delivery, performance or public announcement of the Merger Agreement, or the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement."

8. The Exhibits to the Rights Agreement shall be deemed restated to reflect this Amendment, mutatis mutandis.

9. Unless expressly modified by this Amendment, the terms and conditions of the Rights Agreement remain unchanged and in full force and effect.  The contents of this Amendment supersede any previous agreement between the parties pertaining to the subject matter hereof.  To the extent that there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall control.

10. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State without regard to the conflict of laws rules thereof.

11. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Amended and Restated Rights Agreement to be duly executed as of the day and year first above written.

CARTESIAN, INC.

By:	/s/ Donald J. Tringali
Name: Donald J. Tringali
Title: Executive Chairman

COMPUTERSHARE TRUST COMPANY, N.A.
as Rights Agent

By:	/s/ Patrick Hayes
Name: Patrick Hayes
Title: Vice President & Manager